Exhibit 99.1

Advent Technologies Announces the Appointment of Von McConnell to its Board of Directors

Boston, November 4, 2022-– Advent Technologies Holdings, Inc. (NASDAQ: ADN) (“Advent” or the “Company”), an innovation-driven leader in the fuel cell and hydrogen technology space, proudly announces that Von McConnell has agreed to join its board of directors.

Mr. McConnell has nearly forty years of executive experience in the telecommunications sector, including approximately twenty years working for Sprint Corporation (now T-Mobile), where his positions included serving as the Chief Operating Officer and Executive Director of Operations for Sprint’s 4G business unit. Furthermore, Mr. McConnell has also served as Sprint’s Executive Director of Advanced Labs & Innovation, where he was responsible for research and development, systems and network design, engineering, product evaluation, customer trials, and quality certification for all wireless systems and products. He is currently the founder and president of the TM Group, a successful technology consulting firm which has been engaged in venture capital acquisitions, 5G network rollouts, Division 1 university artificial intelligence programs, and other cutting edge technological commitments. Mr. McConnell is responsible for dozens of patent innovations.

“I am excited to welcome Von, who has decades of experience working with cutting-edge technology, to Advent’s board of directors,” said Dr. Vasilis Gregoriou, Advent’s Chief Executive Officer and Chairman. “We look forward to leveraging his experience and relationships in two global telecommunications corporations as Advent looks to unlock the next step of its own growth.”

Mr. McConnell stated: “During my career, I have seen technology, specifically cell phones, emerge from the fringes of science fiction to mainstream adoption to being ubiquitous. I believe that Advent’s fuel cell technology has the same potential. Where clean, carbon-free energy seemed an impossible pursuit just a few years ago, Advent’s state-of-the-art, cutting-edge MEAs and fuel cells are ready to deliver on that promise as a mainstream solution to the world’s carbon crisis. I am honored to join the board and can’t wait to help Advent develop its IPCEI Green HiPo project and see it enter into long-lasting, mutually beneficial corporate partnerships deploying its fuel cells around the world.”

Mr. McConnell will assume the remainder of Katrina Fritz’s Class I term as director. Ms. Fritz resigned from the Advent board on May 27, 2022. Mr. McConnell qualifies as an independent director under the definition established in the NASDAQ listing rules.

About Advent Technologies Holdings, Inc.

Advent Technologies Holdings, Inc. is a U.S. corporation that develops, manufactures, and assembles complete fuel cell systems as well as supplying customers with critical components for fuel cells in the renewable energy sector. Advent is headquartered in Boston, Massachusetts, with offices in California, Greece, Denmark, Germany, and the Philippines. With more than 150 patents issued, pending, and/or licensed for fuel cell technology, Advent holds the IP for next-generation HT-PEM that enables various fuels to function at high temperatures and under extreme conditions – offering a flexible “Any Fuel. Anywhere.” option for the automotive, aviation, defense, oil and gas, marine, and power generation sectors. For more information, visit www.advent.energy.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to maintain the listing of the Company’s common stock on Nasdaq; future financial performance; public securities’ potential liquidity and trading; impact from the outcome of any known and unknown litigation; ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures; future mix of revenue and effect on gross margins; attraction and retention of qualified directors, officers, employees and key personnel; ability to compete effectively in a competitive industry; ability to protect and enhance Advent’s corporate reputation and brand; expectations concerning its relationships and actions with technology partners and other third parties; impact from future regulatory, judicial and legislative changes to the industry; ability to locate and acquire complementary technologies or services and integrate those into the Company’s business; future arrangements with, or investments in, other entities or associations; and intense competition and competitive pressure from other companies worldwide in the industries in which the Company will operate; and the risks identified under the heading “Risk Factors” in Advent’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 31, 2022, as well as the other information filed with the SEC. Investors are cautioned not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read Advent’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. Advent’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Michael Trontzos
Advent Technologies Holdings, Inc.
press@advent.energy